Exhibit 4.53

AMENDMENT AND CONSENT

AMENDMENT AND CONSENT, dated as of March 12, 2009 (this "Amendment and Consent"), is given by Steel Partners II, L.P. pursuant to the Amended and Restated Credit Agreement, dated as of July 17, 2007 (the "Credit Agreement"), by and among Steel Partners II. L.P., as lender (such lender, together with its successors and permitted assigns, is referred to hereinafter each individually as the "Lender"), BAIRNCO CORPORATION, a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and collectively, jointly and severally, as the "Borrowers"), and each of Parent's Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries are referred to hereinafter each individually as a "Guarantor", and individually and collectively, jointly and severally, as the "Guarantors"; and together with Borrowers, each a "Loan Party" and collectively, the "Loan Parties").

WHEREAS, the Loan Parties are entering into an AMENDMENT NO. 4, dated as of the date hereof to the Term A Credit Agreement in the form attached hereto as Exhibit A (the “Term A Amendment”) and an AMENDMENT NO. 4 dated as of the date hereof to the Working Capital Credit Agreement in the form attached hereto as Exhibit B (the “Working Capital Amendment”); and

WHEREAS, the Loan Parties have requested that the Lender consent to the modifications to the Term A Credit Agreement and the Working Capital Credit Agreement; and

WHEREAS, the Lender is willing to provide such consent on and subject to the terms set forth herein including certain amendments to the Credit Agreement,

WHEREAS, Borrowers and Lender are willing to make such amendments, subject to terms and conditions set forth herein;

WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments:

NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.           Definitions.

(a)  Base Rate Margin.

The definition of “Base Rate Margin” in Schedule 1.1 to the Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“ ‘Base Rate Margin’ ” means the Base Rate Margin as defined in the Term A Amendment, plus 3.00 percentage points.”

(b) Other Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

2.           Consent to Term A Amendment and Working Capital Amendment.  Subject to Section 3 hereof, (i) the Lender consents to (A) the execution and delivery of the Term A Amendment and the Working Capital Amendment and (B) the payments and transactions by the Loan Parties that are referenced in such Term A Amendment and Working Capital Amendment.  The effectiveness of this consent is subject to the condition precedent that the proposed Term A Amendment and Working Capital Amendment shall have been executed and delivered and all conditions to the effectiveness of such Term A Amendment and Working Capital Amendment shall have been met on or prior to the date hereof.  If all of such conditions have not been met, the consents and releases set forth in this Section 2 shall be null and void and of no force or effect.

3.           Conditions to Effectiveness.  The effectiveness of this Consent is subject to the fulfillment, in a manner satisfactory to the Lender, of each of the following additional conditions precedent:

(a)           Representations and Warranties; No Event of Default.  The representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Consent on the date hereof as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing or would result from this Consent becoming effective in accordance with its terms.

(b)           Delivery of Documents.  The Lender shall have received the following, each in form and substance satisfactory to the Lender and, unless indicated otherwise, dated the date hereof:

(i)           counterparts of this Amendment and Consent, duly executed by the Lender and each Loan Party;

(ii)           a copy of the Term A Amendment, duly executed by the parties thereto, certified as a true and correct copy by an officer of the Parent;

(iii)           a copy of the Working Capital Amendment, duly executed by the parties thereto, certified as a true and correct copy by an officer of the Parent

(iv)           a Consent in respect of the Working Capital Credit Agreement and the Intercreditor Agreement, duly executed by the Working Capital Agent and the Working Capital Lenders, which shall contain the consent by the Working Capital Lenders to the amendments contained herein, including, without limitation, the increase in the interest rates;

(v)           a Consent in respect of the Term A Credit Agreement and the Intercreditor Agreement, duly executed by the Term A Agent and the Term A Lenders, which shall contain the consent by the Term A Lenders to the amendments contained herein, including, without limitation, the increase in the interest rates;

(vi)           a certificate of an officer of each Loan Party, certifying as to the matters set forth in subsection (a) of this Section 3; and

(vii)           such other agreements, instruments, approvals, opinions and other documents as the Lender may reasonably request, it being expressly understood that the Lender may, in its discretion, rely upon certificates of any Loan Party delivered to the Working Capital Agent or the Term A Agent in connection with the amendments of their respective credit agreements to the full extent as if the Lender were an addressee of such certificates, and the Loan Parties hereby expressly agree to such reliance by the Lender.

4.           Representations and Warranties.  Each of the Borrowers and the Guarantors represents and warrants that the representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Amendment and Consent on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default has occurred and is continuing on and as of the date hereof, or would result from this Amendment and Consent becoming effective in accordance with its terms.

5.           Reaffirmations and Acknowledgments.

(a)           Reaffirmation of Guaranty.  Each Guarantor consents to the execution and delivery by the Borrowers of this Consent and jointly and severally ratifies and confirms the terms of the Guaranty with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended and all promissory notes issued thereunder.

(b)           Acknowledgment of Security Interests. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and Liens granted to the Lender under the Security Agreement and the other Loan Documents are in full force and effect and are enforceable in accordance with the terms of the Security Agreement and the other Loan Documents, except for such Liens that are released pursuant to this Consent.

6.           Miscellaneous.

(a)           Continued Effectiveness of the Credit Agreement.  Except as otherwise expressly provided herein, (i) the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (ii) to the extent that the Credit Agreement or any other Loan Document purports to pledge to the Lender or to grant to Lender a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Consent shall not operate as an amendment of any right, power or remedy of the Lender under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document.

(b)           No Waiver.  Except as expressly set forth herein, this Consent is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Loan Document, and the Lender expressly reserves all of its rights and remedies under the Credit Agreement and the other Loan Documents, under applicable law or otherwise.  The waivers, consents and modifications herein are limited to the specific instances and for the specific purposes set forth herein, shall not apply to any facts or occurrences other than those on which the same are based, shall not excuse the future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(c)           Counterparts.  This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Consent by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Consent.

(d)           Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Consent for any other purpose.

(e)           Costs and Expenses.  The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Lender in connection with the preparation, execution and delivery of this Consent.

(f)           Consent as Loan Document.  The Borrowers and each Guarantor hereby acknowledge and agree that this Consent constitutes a "Loan Document" under the Credit Agreement.  Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers or any Guarantor under or in connection with this Consent shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Consent.

(g)           Governing Law.  This Consent shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein.

(h)           Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CONSENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed and delivered as of the date first above written.

BORROWERS:	ARLON, INC., a Delaware corporation

	By:	/s/
Title:

ARLON VISCOR LTD., a Texas limited partnership

	By:	Arlon Partners, Inc.,
Its General Partner

	By:	/s/
Title:

ARLON SIGNTECH, LTD., a Texas limited partnership

	By:	Arlon Partners, Inc.,
Its General Partner

	By:	/s/
Title:

KASCO CORPORATION, a Delaware corporation

	By:	/s/
Title:

SOUTHERN SAW ACQUISITION CORPORATION, a Delaware corporation

	By:	/s/
Title:

PARENT:	BAIRNCO CORPORATION, a Delaware corporation

	By:	/s/
Title:

LENDER:	STEEL PARTNERS II, L.P., By Steel Partners II GP LLC Its General Partner

	By:	/s/
Name:
Title:

Exhibit A

Term A  Amendment

Exhibit B

Working Capital Amendment